SCHEDULE 2

                                       10f-3 REPORT

                            SMITH BARNEY INVESTMENT FUNDS INC.
                         SMITH BARNEY HANSBERGER GLOBAL VALUE FUND

                            May 1, 2003 through October 31, 2003

		  Trade	     				       % of
Issuer		  Date	    Selling Dealer   Amount    Price   Issue (1)
NEC Electronics   7/14/03  Daiwa Securities  $67,895   $35.73  0.19%
 			   America Inc.


(1) Represents purchases by all affiliated funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.









SCHEDULE 1

					10f-3 REPORT

				   SMITH BARNEY MUNI FUNDS
				    NEW YORK PORTFOLIO

                             February 1, 2002 through April 30, 2002

			Trade						 % of
Issuer			Date   Selling Dealer  	Amount	 Price   Issue (1)
South Broward Hospital	2/12/02Prudential Securities	$500,000 $99.630 0.42%
   5.625% due 5/1/2032



(1)Represents purchases by all affiliated funds; may not exceed
   25% of the principalamount of the offering.